Exhibit 99.1

KULR Technology Group Reports Record Annual Revenue for 2023

Full-Year 2023 Revenue Up 146% Year-Over-Year

SAN DIEGO / GLOBENEWSWIRE / April 12, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced its financial results for full-year 2023.

Full-Year 2023 Financial Results:

Revenues: Revenue increased 146% to $9,830,166 in 2023 from $3,994,634 in 2022. The increase in revenue was mainly due to early success in the energy storage and battery transportation and recycling sectors. The Company continues to build its relationships with a wide range of energy, transport and aerospace partners and has billed 53 customers during the year ended December 31, 2023, a 47% increase from 36 billed customers during the year ended December 31, 2022. These additions reflect management’s commitment to build new customer relationships through a growing pool of referrals and business development leads.

Selling, General and Administrative (SG&A) Expenses: SG&A expenses increased to $19,882,402 in 2023 from $16,453,776 in 2022. The 21% increase was primarily due to increases in labor costs, and depreciation and amortization expenses due to expansion of our facility and equipment placed in service during 2023.

R&D expenses: R&D expenses in 2023 increased to $6,195,400 from $4,196,313 in 2022, reflecting an increase in employee headcount in order to build future capacity, and R&D initiatives designed to build future revenue growth.

As of December 31, 2023, the Company had 57 full time employees and 3 contractors compared to 62 full time employees and 16 contractors on December 31, 2022.

Net Loss: Net loss for 2023 increased to $23,693,556 or a loss of $0.20 per share, compared to $19,436,479 or a loss of $0.18 per share in 2022.

Cash Position: The Company reported cash balances of $1,194,764 as of December 31, 2023, compared to $10,333,563 as of December 31, 2022.

Recent Corporate Highlights:

•	Revenue has grown at a compound annual growth rate of 102% from 2021 through 2023.

•	Secured a commitment exceeding $1 million with H55 Inc., a pioneer and global leader in electric propulsion. H55 will employ KULR's unique Thermal Runaway Shield within its propulsion systems that equip fleets of industry behemoths such as Pratt & Whitney and CAE Inc. Embedding KULR's TRS into H55's Electrical Propulsion System (“EPS”) is critical for aligning with the European Union Aviation Safety Agency (“EASA”) safety protocols.

•	Secured a pivotal contract exceeding $865,000 from Nanoracks (now part of Voyager Space’s Exploration Segment). Based in Webster, Texas, Voyager’s Exploration team is a prominent provider of commercial space services, specializing in satellite deployment, space station research, and the development of space habitats. The contract underscores KULR's role in spearheading the accelerated development, testing and early production of a specialized space battery, aimed at enhancing Voyager’s CubeSat applications.

•	Received a six-figure contract from Lockheed Martin for developing phase change material heat sinks that are pivotal for the thermal regulation of essential electronics within long-range precision missiles. This achievement follows a series of successful evaluations that showcased the efficiency of KULR's solutions in cooling critical onboard systems.

•	Received an initial purchase order from one of the world’s largest privately held space exploration companies for enhanced battery safety testing solutions, using the Company’s KULR ONE Design Solutions (“K1-DS”) platform. The proprietary K1-DS platform incorporates the most comprehensive design and testing methodology for battery safety. Though specific terms of the contract remain confidential, the customer has publicly forecasted a substantial ramp-up in its planned space missions as it continues to scale its satellite deployment throughout 2024.

•	Confirmed collaboration with a leading U.S. automaker focusing on mitigating thermal runaway risks in EV battery modules through KULR's advanced SafeCASE™ technology. This project underscores KULR's commitment to safety and innovation in the rapidly growing electric vehicle market.

•	Engaged by one of the few global leaders in space travel to design, develop, and deliver battery systems tailored for the rigorous demands of space travel. These batteries will power the dramatically growing commercial space business for KULR’s partner for its immediate needs and into the future. The commercial, economic, and mission-critical requirement for on-time delivery of consistently safe, reliable, and efficient battery power solutions coupled with the complex demands of space travel led this customer to KULR. While the program is already underway, upon achieving anticipated milestones, both KULR and its partner anticipate follow-on orders supporting a significant increase in the frequency and scale of planned space missions.

•	Secured new special permits from the United States Department of Transportation related to its patented SafeX product suite, including SafeCASE™ and SafeSLEEVE™. The recently granted Special Permit 21693 and Special Permit 21704 cover transportation of damaged, defective, or recalled (“DDR”) batteries as well as end-of-life batteries to include the critical area of battery disposal and recycling, paving the way for safer and more sustainable battery recovery and reuse practices. The new special permits are expected to generate additional opportunities for KULR with both existing and new customers in various industries.

Conference Call

The Company has scheduled a conference call for Friday, April 12th, 2024 at 4:30pm ET to discuss these results. KULR management will provide a business update for the Company and answer questions from analysts.

To access the call:

Date: Friday, April 12, 2024

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: 855-459-0165

Access Code: 361411

Webcast: Click here to access

Please call the conference telephone number 10 minutes prior to the start time. The conference call will be available for replay here and via the Investor Relations section on KULR’s website (www.kulrtechnology.com).

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com